Exhibit 99.1

PRESS RELEASE

Boingo Wireless Reports Second Quarter 2020 Financial Results

− Awarded three new DAS venues and signed 11 Tier 1 carrier contracts

− Launched Wi-Fi offloading trial with Google

− Generated $27.7 million in second quarter net cash provided by operating activities, a 200% increase year-over-year

LOS ANGELES – August 4, 2020 – Boingo Wireless (NASDAQ: WIFI), the leading distributed antenna system (“DAS”) and Wi-Fi provider that serves carriers, consumers, property owners and advertisers worldwide, today announced the Company's financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Financial Highlights

•	Revenue of $58.7 million decreased 2.0% compared to $59.9 million in the first quarter of 2020 and decreased 14.4% compared to $68.6 million in the second quarter of 2019.

o	Military/multifamily revenue of $23.7 million increased 4.4% compared to $22.7 million in the first quarter of 2020 and decreased 2.8% compared to $24.4 million in the second quarter of 2019.

o	DAS revenue of $22.2 million modestly increased compared to the first quarter of 2020 and decreased 19.6% compared to $27.6 million in the second quarter of 2019. DAS revenue for the second quarter of 2020 was comprised of $14.0 million of build-out project revenue and $8.2 million of access fee revenue.

o	Wholesale Wi-Fi revenue of $9.7 million decreased 0.4% compared to the first quarter of 2020 and decreased 9.4% compared to $10.7 million in the second quarter of 2019.

o	Retail revenue of $2.4 million decreased 20.0% compared to $3.0 million in the first quarter of 2020 and decreased 38.4% compared to $3.8 million in the second quarter of 2019.

o	Advertising and other revenue of $0.7 million decreased 70.6% compared to $2.3 million in the first quarter of 2020 and decreased 66.0% compared to $2.0 million in the second quarter of 2019.

•	Net loss attributable to common stockholders was $(5.8) million, or $(0.13) per diluted share, compared to a net loss of $(4.6) million, or $(0.10) per diluted share, in the first quarter of 2020, and net income of $0.2 million, or break-even per diluted share, in the second quarter of 2019.

•	Adjusted EBITDA of $21.3 million increased 13.7% compared to $18.7 million in the first quarter of 2020 and decreased 2.6% compared to $21.9 million in the second quarter of 2019. Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and is reconciled to net (loss) income attributable to common stockholders, the most comparable measure under GAAP, in the schedule entitled “Reconciliation of Net (Loss) Income Attributable to Common Stockholders to Adjusted EBITDA.”

•	Net cash provided by operating activities of $27.7 million increased 45.3% compared to $19.0 million in the first quarter of 2020 and increased 199.7% compared to $9.2 million in the second quarter of 2019.

•	Free cash flow was $(1.4) million compared to $(3.6) million in the first quarter of 2020 and $(32.2) million in the second quarter of 2019. Free cash flow, which is a non-GAAP financial measure, is defined below and is reconciled to net cash provided by operating activities, the most comparable measure under GAAP, in the schedule entitled "Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows."

•	Cash, cash equivalents and marketable securities were $172.0 million at June 30, 2020 down slightly from $175.2 million at March 31, 2020. As of June 30, 2020, the Company had $50.0 million of remaining borrowing capacity under its revolving credit facility.

Management Commentary

“As the pandemic has demonstrated, wireless connectivity continues to play an increasingly critical role in our daily lives,” commented Mike Finley, Chief Executive Officer, Boingo Wireless. “This need for connectivity demonstrates Boingo’s resilience as an essential business as well as the durability of our business model. Despite the challenges presented by COVID-19, we see velocity in our business continue with new wins in all key verticals including: three new DAS venues, 11 carrier contracts, a Wi-Fi offload trial with Google, four multifamily venues, and bulk-services and macro cell towers on military bases. The sequential decline in our revenue was largely related to our legacy businesses, specifically advertising and retail, which were impacted by the historic downturn in passenger travel due to the COVID-19 pandemic. Importantly, our team has done an excellent job managing expenses, which led to a 13.7% increase in adjusted EBITDA over the first quarter of 2020 to $21.3 million.”

Mr. Finley continued, “Approximately 95% of our revenue is either contractual or recurring. We have a strong balance sheet and liquidity to operate and grow the business as our core operations continue to generate positive operating cash flow.”

Business Highlights

•	The Company signed a trial agreement with Google to provide Wi-Fi offload using Passpoint technology to Google Fi devices.

•	The Company was awarded the wireless rights to design, install, operate and maintain neutral host cellular DAS and Wi-Fi 6 networks at the new Major League Soccer (“MLS”) stadium currently under construction in Austin, Texas. The new stadium will be home to Austin FC and is scheduled to open in spring 2021 for the club’s inaugural MLS season.

•	The Company signed a long-term agreement with South Dakota State University (“SDSU”) to provide campus-wide DAS coverage that includes the SDSU Jackrabbit’s football stadium.

•	The Company signed a long-term agreement with the Massachusetts Port Authority to design, build and operate an inner-city DAS network in Boston’s Seaport District.

•	The Company was selected by the Hawaii Tourism Authority to design, build, operate, and maintain a neutral host cellular and public safety DAS network for the Hawaii Convention Center to bring improved cellular coverage and capacity in the 5G era. This contract expands Boingo’s footprint in Hawaii, which already covers five major airports, three military bases and a multifamily community.

•	As of June 30, 2020, the Company had a total of 73 DAS venues live comprised of 40,500 DAS nodes and an additional 11,100 nodes in backlog. This compares to 69 venues live comprised of 35,200 nodes as of June 30, 2019.

Business Outlook

Management is continuing to work with its Board of Directors and advisors to assess opportunities related to a potential strategic transaction. As a result, the Company is maintaining its suspension of forward-looking financial guidance until further notice.

Conference Call Information

Members of Boingo Wireless’ management will host a conference call to discuss their second quarter 2020 financial results beginning at 4:30 p.m. ET (1:30 p.m. PT), today, August 4, 2020. To participate in the conference call, investors from the U.S. and Canada should dial (877) 407-9716 and enter the passcode: 13706957 ten minutes prior to the scheduled start time. International callers should dial +1 (201) 493-6779 and enter the same passcode. The conference call will be broadcast live over the Internet in the Investor Relations section of the Company’s website at http://investors.boingo.com. In addition, a supplement reflecting the Company’s key business metrics will be made available in the Investor Relations section of the Company’s website. The supplement and webcast will be archived online upon completion of the conference call.

Use of Non-GAAP Financial Measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA and free cash flow as supplemental measures of its performance.

The Company defines Adjusted EBITDA as net (loss) income attributable to common stockholders plus depreciation and amortization of property and equipment, stock-based compensation expense, amortization of intangible assets, income tax expense (benefit), interest expense and amortization of debt discount, interest income and other expense, net, non-controlling interests, and excludes charges or gains that are nonrecurring, infrequent, or unusual. Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo's management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, and other operating performance measures as part of its overall assessment of the Company's performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net (loss) income attributable to common stockholders, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP. Adjusted EBITDA for 2020 excludes transaction costs and litigation loss contingencies because they represent non-recurring charges and are not indicative of the underlying performance of the Company’s business operations.

The Company defines free cash flow as net cash provided by operating activities, less purchases of property and equipment. Boingo Wireless believes that free cash flow provides investors with additional useful information to measure operating liquidity because it reflects the amount of cash generated by the Company's operations after the purchases of property and equipment that can be used for strategic opportunities. Free cash flow should not be considered as an alternative financial measure to net cash provided by operating activities, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI) helps the world stay connected. Our vast footprint of DAS, Wi-Fi and small cells reaches more than a billion people annually, making Boingo one of the largest providers of indoor wireless networks. You’ll find Boingo connecting people at airports, stadiums, military bases, convention centers, multifamily communities and commercial properties. To learn more about the Boingo story, visit www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains "forward-looking statements" that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo's future growth opportunities, operations and financial performance, including due to COVID-19, strategic plans and transactions and any future guidance. Forward-looking statements are based on the Company's current expectations and assumptions regarding its business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. The Company's actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the impact of health epidemics, including the recent COVID-19 pandemic, on the Company’s business, the Company's ability to maintain its existing relationships and establish new relationships with venue partners, its ability to complete build-outs and sign venue contracts, its ability to maintain revenue growth and achieve profitability, its ability to execute on its strategic and business plans, its ability to successfully compete with new technologies and adapt to changes in the wireless industry, as well as other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (SEC), including Boingo's Form 10-K for the year ended December 31, 2019 filed with the SEC on March 2, 2020, and Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 8, 2020, which the Company incorporates by reference into this press release. Any forward-looking statement made by Boingo in this press release speaks only as of the date on which it is made. Factors or events that could cause the Company's actual results to differ may emerge from time to time, and it is not possible for Boingo to predict all of them. Boingo undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wi-Finder, Boingo Broadband, and the Boingo Wireless Logo are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue	$58,672	$68,554	$118,558	$135,027
Costs and operating expenses:
Network access	27,885	29,802	56,644	61,213
Network operations	13,549	14,249	26,836	28,391
Development and technology	6,498	8,353	13,483	17,352
Selling and marketing	5,852	6,194	11,431	12,061
General and administrative	7,289	7,015	14,039	15,309
Amortization of intangible assets	1,105	1,131	2,216	2,262
Total costs and operating expenses	62,178	66,744	124,649	136,588
(Loss) income from operations	(3,506)	1,810	(6,091)	(1,561)
Interest expense and amortization of debt discount	(2,773)	(2,155)	(5,122)	(4,550)
Interest income and other expense, net	121	493	375	1,212
(Loss) income before income taxes	(6,158)	148	(10,838)	(4,899)
Income tax (expense) benefit	(71)	81	(116)	(111)
Net (loss) income	(6,229)	229	(10,954)	(5,010)
Net (loss) income attributable to non-controlling interests	(389)	13	(481)	(73)
Net (loss) income attributable to common stockholders	$(5,840)	$216	$(10,473)	$(4,937)

Net (loss) income per share attributable to common stockholders:
Basic	$(0.13)	$0.00	$(0.24)	$(0.11)
Diluted	$(0.13)	$0.00	$(0.24)	$(0.11)

Weighted average shares used in computing net (loss) income per share attributable to common stockholders:
Basic	44,391	44,041	44,331	43,786
Diluted	44,391	44,378	44,331	43,786

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

	June 30,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$151,947	$40,401
Marketable securities	20,100	40,214
Accounts receivable, net	22,236	33,350
Prepaid expenses and other current assets	8,363	8,235
Total current assets	202,646	122,200
Property and equipment, net	392,940	380,243
Operating lease right-of-use assets, net	13,989	15,196
Goodwill	58,579	58,579
Intangible assets, net	12,724	14,940
Other assets	11,130	9,309
Total assets	$692,008	$600,467

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$27,434	$24,298
Accrued expenses and other liabilities	56,356	65,152
Deferred revenue	66,141	61,229
Current portion of operating leases	2,597	2,695
Current portion of long-term debt	60,778	778
Current portion of finance leases	1,790	2,721
Current portion of notes payable	707	1,527
Total current liabilities	215,803	158,400
Deferred revenue, net of current portion	167,287	166,660
Long-term portion of operating leases	15,933	17,357
Long-term debt	207,115	162,708
Long-term portion of finance leases	—	572
Long-term portion of notes payable	—	95
Deferred tax liabilities	1,005	993
Other liabilities	184	201
Total liabilities	607,327	506,986

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.0001 par value; 5,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 100,000 shares authorized; 44,465 and 44,224 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	4	4
Additional paid-in capital	237,985	234,638
Accumulated deficit	(151,446)	(140,973)
Accumulated other comprehensive loss	(2,448)	(1,426)
Total common stockholders’ equity	84,095	92,243
Non-controlling interests	586	1,238
Total stockholders’ equity	84,681	93,481
Total liabilities and stockholders’ equity	$692,008	$600,467

Boingo Wireless, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended
	June 30,
	2020	2019
Cash flows from operating activities
Net loss	$(10,954)	$(5,010)
Adjustments to reconcile net loss including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	38,175	35,883
Amortization of intangible assets	2,216	2,262
Impairment loss, loss on disposal of fixed assets and intangible assets held for sale, net, and other	42	352
Stock-based compensation	3,517	4,380
Amortization of deferred financing costs and debt discount, net of amounts capitalized	4,877	4,381
Non-cash operating lease cost	1,207	1,045
Gains and amortization of premiums/discounts for marketable securities	(79)	(425)
Change in deferred income taxes	(12)	—
Changes in operating assets and liabilities:
Accounts receivable	10,732	(31,350)
Prepaid expenses and other assets	(2,344)	(376)
Accounts payable	(117)	95
Accrued expenses and other liabilities	(4,590)	3,661
Deferred revenue	5,539	19,521
Operating lease liabilities	(1,520)	(1,447)
Net cash provided by operating activities	46,689	32,972
Cash flows from investing activities
Purchases of marketable securities	(15,032)	(55,629)
Proceeds from maturities of marketable securities	35,265	13,300
Purchases of property and equipment	(51,681)	(73,852)
Net cash used in investing activities	(31,448)	(116,181)
Cash flows from financing activities
Debt issuance costs	—	(1,815)
Proceeds from credit facility	100,000	3,500
Principal payments on credit facility	(389)	(389)
Payments of acquisition related consideration	—	(1,952)
Proceeds from exercise of stock options	447	80
Payments of finance leases and notes payable	(2,418)	(3,586)
Payments of withholding tax on net issuance of restricted stock units	(933)	(33,666)
Payments to non-controlling interest	(262)	(1,003)
Net cash provided by (used in) financing activities	96,445	(38,831)
Effect of exchange rates on cash	(140)	9
Net increase (decrease) in cash and cash equivalents	111,546	(122,031)
Cash and cash equivalents at beginning of period	40,401	149,412
Cash and cash equivalents at end of period	$151,947	$27,381
Supplemental disclosure of non-cash investing and financing activities
Property and equipment costs included in accounts payable, accrued expenses and other liabilities	$38,610	$34,777
Capitalized stock-based compensation included in property and equipment costs	$316	$465
Purchase price for business acquisition included in accrued expenses and other liabilities	$—	$2,961
Financed sale of intangible assets held for sale	$255	$299

Boingo Wireless, Inc.

Reconciliation of Net (Loss) Income Attributable to Common Stockholders to Adjusted EBITDA

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Net (loss) income attributable to common stockholders	$(5,840)	$216	$(10,473)	$(4,937)
Depreciation and amortization of property and equipment	19,529	16,874	38,175	35,883
Stock-based compensation expense	1,980	2,036	3,517	4,380
Amortization of intangible assets	1,105	1,131	2,216	2,262
Income tax expense (benefit)	71	(81)	116	111
Interest expense and amortization of debt discount	2,773	2,155	5,122	4,550
Interest income and other expense, net	(121)	(493)	(375)	(1,212)
Non-controlling interests	(389)	13	(481)	(73)
Transaction costs	1,072	—	1,072	—
Litigation loss contingencies	1,100	—	1,100	—
Adjusted EBITDA	$21,280	$21,851	$39,989	$40,964

Boingo Wireless, Inc.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flows

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$27,656	$9,229	$46,689	$32,972
Purchases of property and equipment	(29,089)	(41,462)	(51,681)	(73,852)
Free cash flows	$(1,433)	$(32,233)	$(4,992)	$(40,880)

Boingo Wireless, Inc.

Revenue Summary

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2020	2019	2020	2019
Revenue:
Military/multifamily	$23,713	$24,396	$46,420	$50,293
DAS	22,214	27,622	44,410	51,717
Wholesale—Wi-Fi	9,706	10,718	19,449	21,738
Retail	2,368	3,847	5,327	7,773
Advertising and other	671	1,971	2,952	3,506
Total revenue	$58,672	$68,554	$118,558	$135,027

Boingo Wireless, Inc.

Key Business Metrics

(Unaudited)

(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Key business metrics:
DAS nodes(1)	40.5	35.2	40.5	35.2
DAS nodes in backlog(2)	11.1	12.3	11.1	12.3
Subscribers—military(3)	135	142	135	142
Subscribers—retail(3)	56	92	56	92
Connects(4)	13,750	85,841	80,262	164,466

(1)	This metric represents the number of active DAS nodes as of the end of the period. A DAS node is a single communications endpoint, typically an antenna, which transmits or receives radio frequency signals wirelessly. This measure is an indicator of the reach of the Company’s DAS network.

(2)	This metric represents the number of DAS nodes under contract but not yet active as of the end of the period.

(3)	This metric represents the number of paying customers who are on a month-to-month subscription plan at a given period end.

(4)	This metric shows how often individuals connect to the Company’s global Wi-Fi network in a given period. The connects include wholesale and retail customers in both customer pay locations and customer free locations where Boingo is a paid service provider or receives sponsorship or promotion fees. The Company counts each connect as a single connect regardless of how many times that individual accesses the network at a given venue during their 24-hour period. This measure is an indicator of paid activity throughout Boingo’s network.

CONTACTS:

PRESS:

Melody Walker

Senior Director, Marketing Communications

mwalker@boingo.com

(424) 256-7036

INVESTORS:

Kimberly Orlando and Ariel Papermaster

ADDO Investor Relations

investors@boingo.com

(310) 829-5400